Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of             , 2014 between World Energy Solutions, Inc., a Delaware corporation (the “Company”), and                     , an individual (“Indemnitee”).

WITNESSETH THAT:

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that directors and officers of or other persons performing services to or on behalf of corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the corporation or business enterprise itself. The Bylaws and Certificate of Incorporation of the Company require indemnification of the directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”). The Bylaws and Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered between the Company and directors, officers, and other persons with respect to indemnification;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Board free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws and Certificate of Incorporation of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee believes the protection available under the Company’s Bylaws and Certificate of Incorporation and insurance may not be adequate in the present circumstances, and may not be willing to serve as a member of the Board without adequate protection, and the Company desires Indemnitee to serve in such capacity.

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as a director, an officer, or in other capacity from and after the date hereof, the parties hereto agree as follows:

1. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time, with respect to any matter arising from or in connection with Indemnitee’s Corporate Status. In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a) Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(a) if, by reason of his Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding, other than a Proceeding by or in the right of the Company. Pursuant to this Section1(a), Indemnitee shall be indemnified against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. For purposes hereof, “Corporate Status” means a person’s past, current, or future status as a director, officer, employee, agent or fiduciary of the Company or any committee of the Board or former director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves or was serving at the express written request of the Company. “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding, or in any successful Proceeding, to enforce this Agreement or any D&O policy. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation, for taxes, and any premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee. “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of his or her Corporate Status, by reason of any action taken by him or of any inaction on his part while acting in his or her Corporate Status; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding any unsuccessful Proceeding initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce his rights under this Agreement.

(b) Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c) Indemnification for Expenses, if Indemnitee is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted, and in no case less than the minimum extent required, by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 hereof) to be unlawful.

3. Contribution.

(a) Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding, and a judgment in such Proceeding were adverse (“Adverse Joint Proceeding”)), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Adverse Joint Proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any Adverse Joint Proceeding, unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any Adverse Joint Proceeding, the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Adverse Joint Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Adverse Joint Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Adverse Joint Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

4. Indemnification, Fees for Expenses as a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith and pay Indemnitee a fee at the rate of $100 per hour spent testifying as a witness, preparing for such testifying, responding to such discovery requests, and travel time in connection therewith.

5. Advancement of Expenses. Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced, if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free.

6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board (1) by a majority vote of the Disinterested Directors, even though less than a quorum, (2) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum, (3) if there are no Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (4) if so directed by the Board, by the stockholders of the Company. For purposes hereof, “Disinterested Directors” are those members of the Board who are not parties to the action, suit or proceeding in respect of which indemnification is sought by Indemnitee, and “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c). The Independent Counsel shall be selected by the Board. Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the definition of Independent Counsel, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary (collectively, the “Enterprise”), including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(e) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification), and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(f) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.

(g) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

7. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication of Indemnitee’s entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a).

(b) In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b).

(c) If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, if successful, the Company shall pay on his behalf, in advance, any and all Expenses actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

8. Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the By-laws, any agreement, a vote of stockholders, a resolution of directors of the Company, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate of Incorporation, By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors’ and officers’ liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder, if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

9. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

10. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is a director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of his Corporate Status, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.

11. Security. To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

12. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) The Company shall not seek from a court, or agree to, a “bar order” which would have the effect of prohibiting or limiting the Indemnitee’s rights to receive advancement of expenses under this Agreement.

13. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Further, the invalidity or unenforceability of any provision hereof as to Indemitee shall in no way affect the validity or enforceability of any provision hereof as to the other. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

14. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

15. Notice By Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

16. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a) To Indemnitee at the address set forth below Indemnitee signature hereto.

(b) To the Company at:

Attention:

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

17. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

19. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

WORLD ENERGY SOLUTIONS, INC.

By:
Name:
Title:

INDEMNITEE

Name:

Address:

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